UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date or Report (Date of earliest event reported): October 19, 2012

Focus Gold Corporation

(Exact name of registrant as specified in its Charter)

Commission File No.: 000-52720

Nevada	26-4205169
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4695 MacArthur Court, STE 1430

Newport Beach, CA 92660

(Current Address of Principal Executive Offices)

Phone number: (647) 348-4300

(Issuer Telephone Number)

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)
☐	Pre-commencement communications pursuant to Rule 14d-21(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 19, 2012, the Board of Directors of Focus Gold Corporation, a Nevada corporation (the “Company”) approved the designation of the Company’s Series A Preferred Stock and Series B Non-Voting 6% Convertible Preferred Stock. A copy of the Certificate of Designations for Company’s Series A Preferred Stock and Series B Non-Voting 6% Convertible Preferred Stock are attached as Exhibits 4.1 and 4.2. The Company’s Articles of Incorporation, as amended, authorizes One Hundred Million (100,000,000) shares of $.00001 par value preferred stock and states the board by resolution only and without further action or approval, may cause the Company to issue one or more classes or one or more series of preferred stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors, and to fix the number of shares constituting any classes or series and to increase or decrease the number of shares of any such class or series.

The Company issued 1,000,000 shares of Series A Preferred Stock to each of the Company’s three directors. Each share of Series A Preferred Stock has two hundred fifty (250) votes on all matters submitted to the stockholders of the Company and votes with the common stock on all matters. The shares of Series A Preferred Stock have no liquidation preference, do not accrue, earn, or participate in any dividends; and are subject to redemption by the Company at a price of Two Cents ($.02) share.

The Company’s Series B Non-Voting 6% Convertible Preferred Stock was created in anticipation of future transactions with third parties and the Company’s existing creditors. No shares of Series B Non-Voting 6% Convertible Preferred Stock have been issued.

As of October 22, 2012, the following table sets forth the identity of each person known to the Company to be the beneficial ownership of more than 5% of any class of the Company’s voting securities.

Name	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class	Voting Percentage
Gordon F. Lee, Chief Executive Officer, Treasurer and Director	Series A	1,000,000 shares (direct)	33.3%	28%
Richard O. Weed, Secretary, and Director	Series A	1,000,000 shares (direct)	33.3%	28%
Eduardo Zayas, Director	Series A Common Stock	1,000,000 shares (direct) 7,644,444 (direct)	33.3% 6%	29%

All Officers and Directors as a Group (3 persons)	Series A Common Stock	3,000,000 7,644,444	100% 6%	85%

The mailing address of each person listed is 4695 MacArthur Court, Suite 1430, Newport Beach, CA 92660.

Item 9.01	Financial Statements and Exhibits

4.1	Certificate of Designations of the Series A Preferred Stock
4.2	Certificate of Designations of the Series B Non-Voting 6% Convertible Preferred Stock

Investors are encouraged to read and understand the Company’s filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS GOLD CORPORATION

Dated: October 23, 2012	By:	/s/ Gordon F. Lee
Gordon F. Lee
President

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